Exhibit 10(e)

AMENDMENT TO WELLS FARGO & COMPANY
DEFERRED COMPENSATION PLAN

The Wells Fargo & Company Deferred Compensation Plan (the “Plan”) is amended effective January 1, 2016 as follows:

1.	Section 2(G) of the Plan is amended in its entirety to read in full as follows:

(G)     Deferral Accounts. Bookkeeping accounts maintained for a Participant to which are credited the amounts deferred under Deferral Elections, Stock Option Gain Deferral Elections and amounts credited pursuant to Appendix B and/or Appendix C of the Plan, together with any increase or decrease thereon, based on the earnings option(s) selected by the Participant or mandated by the Plan.

2.	Section 2(H) of the Plan is amended in its entirety to read as full as follows:

(H)     Deferral Election. An irrevocable election made by an Eligible Employee during an enrollment period specified by the Plan Administrator or the Plan to defer the receipt of Compensation for a given Deferral Year. The term “Deferral Election” does not include a Stock Option Gain Deferral Election or the automatic deferral of supplemental Company matching contributions credited pursuant to Appendix B of the Plan and/or supplemental discretionary profit sharing contributions credited pursuant to Appendix C of the Plan.

3.	Section 2(J) of the Plan is amended in its entirety to read in full as follows:

(J)    Eligible Employee. Each employee of the Company or any of its Affiliates who has been selected for participation in the Plan for a given Plan Year pursuant to Section 3 of the Plan and/or who receives an allocation pursuant to Appendix B and/or Appendix C of the Plan for a given Plan Year.

4.	Section 2(O) of the Plan is amended in its entirety to read in full as follows:

(O)    Participant. Each Eligible Employee who enters into a Deferral Election, who receives an allocation pursuant to Appendix B of the Plan, who receives an allocation pursuant to Appendix C of the Plan, who prior to 2004 entered into a Stock Option Gain Deferral Election, or who has a Transferred Account set up under the Plan. An employee who has become a Participant shall remain a Participant in the Plan until the date of the Participant’s death, or if earlier, the date the Participant no longer has any accounts under the Plan.

5.	Section 3 of the Plan is amended in its entirety to read in full as follows:

3.    Eligibility. Each employee of the Company or an Affiliate who has been selected for participation in the Plan by the Plan Administrator, or by such officers of the Company to whom the Plan Administrator has delegated its authority, shall be considered an Eligible Employee and shall be eligible to make Deferral Elections under the Plan until such time as the employee’s selection has been revoked. In addition, each employee of the Company or an Affiliate who receives an allocation pursuant to Appendix B and/or Appendix C for a given Plan Year shall be considered an Eligible Employee but only with respect to the allocations under Appendix B and/or Appendix C, unless the employee has also been selected for participation pursuant to the previous sentence. Selection of an employee for participation in this Plan shall be deemed to occur on the date notice of the employee’s selection is sent to the employee in accordance with the notice procedures established by the Plan Administrator. In the event an employee’s selection is revoked and the employee ceases to be an Eligible Employee, such revocation shall have no effect on any outstanding deferral elections.

6.	Section 7(A) of the Plan is amended in its entirety to read in full as follows:

(A)    Earnings Options. At the time of the Participant’s Deferral Election, a Participant must choose to allocate the amounts that will be credited to the Participant’s Deferral Account among the following earnings options in increments of one (1) percent:
(1)    Common Stock Earnings Option
(2)    CD Option
(3)    Fund Options
All deferred Stock Option Gain Compensation will automatically be allocated to the Common Stock Earnings Option. All allocations credited pursuant to Appendix B and/or Appendix C of the Plan shall be automatically allocated to one or more Fund Options (other than the Common Stock Earnings Option) as selected by the Plan Administrator from time to time until the Participant makes a subsequent investment election applicable to those allocations. Except with respect to amounts allocated to the Common Stock Earnings Option, which may not subsequently be reallocated to another earnings option, a Participant may change the earnings options as of each business day or less frequently if and as determined by the Plan Administrator. A reallocation election will not change the allocation of future deferrals.

7.	Section 8(C) of the Plan is amended in its entirety to read in full as follows:

(C)    Upon Death. If a Participant dies before receiving all payments under the Plan, payment of the balance in the Participant’s Deferral Accounts shall be made to the Participant’s designated beneficiary in the forms of distribution elected by the Participant on the Participant’s Deferral Elections as soon as practicable after the March 1 following the date of the Participant’s death. To be valid, any such designation shall be in such form as the Plan Administrator may prescribe, and shall be filed with the Plan Administrator or its agent prior to the Participant’s death.

If at the time of a Participant’s death the Plan Administrator or its designated agent is not in possession of a fully effective designation of beneficiary, or if the designated beneficiary does not survive the Participant, the Participant’s beneficiary shall be the person or persons surviving in the first of the following classes in which there is a survivor, share and share alike:

(1)	The Participant’s spouse or domestic partner.

(2)
The Participant’s biological and adopted children, except that if any of his or her children predecease the Participant but leave descendants surviving the Participant, such descendants shall take by right of representation the share their parent would have taken if living.

(3)	The Participant’s parents.

(4)	The Participant’s brothers and sisters.

(5)	The Participant’s estate.

If a beneficiary survives the Participant but dies before receiving the balance of the Participant’s Deferral Accounts (or the beneficiary’s share of such Participant’s Deferral Accounts balance in the case of more than one beneficiary), that beneficiary’s share of the Participant’s Deferral Accounts shall be made to the beneficiary’s estate.

8.	Section 8(I) of the Plan is amended in its entirety to read in full as follows:

(I)	Definitions Relating to Marital Status. For all purposes under this Plan, the following terms have the meanings assigned to them below

(1)     The term “spouse” means a person to whom the Participant is legally married at the relevant time under the laws of any U.S. or foreign jurisdiction having the legal authority to sanction marriages, including the common-law spouse of a Participant in a legally recognized common-law marriage. The term “spouse” does not include an individual who has entered into a registered domestic partnership, civil union or other similar formal relationship with a Participant recognized under the law of any U.S. or foreign jurisdiction that is not denominated as a marriage under the laws of that U.S. or foreign jurisdiction. Notwithstanding any provision of this Plan to the contrary, this provision shall be construed in accordance with Federal law.

(2)    The term “domestic partner” means a person who is not the spouse of the Participant as defined in subsection (1) of this section, but who at the relevant time is the Participant's significant other (together referred to as “partners”) with whom the Participant lives and shares financial responsibility. A domestic partner may be of the same gender as the Participant or of opposite gender. A person will be considered a domestic partner of the Participant if the person and the Participant are joined in a civil union (or other similar formal relationship) that is recognized as creating some or all of the rights of marriage under the laws of the state or country in which the union was created, but which is not denominated or recognized as marriage under the laws of that state or country. A person will be considered a domestic partner of the Participant if the Participant or other person can provide a domestic partnership certificate to the Plan Administrator from a city, county, state or country which offers the ability to register a domestic partnership. A person who is not joined in civil union (or similar formal relationship) and is not registered in a domestic partnership with the Participant will not be considered a domestic partner unless the Participant and/or domestic partner provide sufficient evidence to the Plan Administrator that all of the following requirements are satisfied:

(a)    The partners have shared a single, intimate, and committed relationship of mutual caring for at least six months and intend to remain in the relationship indefinitely.

(b)    The partners reside together in the same residence and have lived in a spouse-like relationship for at least six months.

(c)    The partners are not related by blood or a degree of closeness which would prohibit marriage under the law of the state in which they reside.

(d)    Neither partner is married to another person under federal, state, or common law, and neither has another domestic partner or is a member of another domestic partnership.

(e)    Each partner is mentally competent to consent or contract.

(f)    Both partners are at least 18 years of age.

(g)    The partners are financially interdependent, are jointly responsible for each other’s basic living expenses, and are able to provide documents proving at least three of the following situations to demonstrate such financial interdependence:

(i)	Joint ownership of real property or a common leasehold interest in real property.

(ii)	Common ownership of an automobile.

(iii)	Joint bank or credit accounts.

(iv)	A will which designates the other as primary beneficiary.

(v)	A beneficiary designation form for a retirement plan or life insurance policy signed and completed to the effect that one partner is a beneficiary of the other.

(vi)	Designation of one partner as holding power of attorney for health care decisions for the other.

9.	Section 9(A) of the Plan is amended in its entirety to read in full as follows:

(A)
Lump Sum or Installment Distributions. The Participant must elect to receive the balance of each Deferral Account in either a lump sum or in annual installments over a period of years up to ten (10) years, except that the total amount accumulated pursuant to Appendix B and/or Appendix C of the Plan shall automatically be paid in a lump sum.

10.	The first sentence in Section 9(B) of the Plan is amended to read in full as follows:

“Except with respect to the total amount accumulated pursuant to Appendix B and/or Appendix C of the Plan, the Participant must designate on his or her Deferral Election the year that distribution from the resulting Deferral Account shall commence.”

11.	The first sentence in Section 9(C) of the Plan is amended to read in full as follows:

“A Participant who has not had a Separation from Service may elect to delay the distribution of any one or more of such Participant’s Deferral Accounts except any amounts accumulated under Appendix B and/or Appendix C of the Plan, subject to the provisions of Section 9(B) above regarding payment following Separation from Service, by electing a new distribution commencement year that is a least five (5) years beyond the originally elected distribution commencement year.”

12.	Section 9(D) of the Plan is amended in its entirety to read in full as follows:

(D)
Upon Death. If a Participant dies before receiving all payments under the Plan, payment of the balance in the Participant’s Deferral Accounts, excluding the amounts accumulated under Appendix B and/or Appendix C of the Plan shall be made to the Participant’s designated beneficiary in the forms of distribution elected by the Participant on the Participant’s Deferral Elections. Payment of the amounts accumulated under Appendix B and/or Appendix C of the Plan shall be paid in a lump sum to the Participant’s designated beneficiary as soon as practicable after the March the March 1 following the date of the Participant’s death. If a payment of a Deferral Account, excluding the amounts accumulated under Appendix B and/or Appendix C commenced prior to the Participant’s death, payments from that Deferral Account after the Participant’s death shall be made to the Participant’s designated beneficiary when they would have been made to the Participant if the Participant had survived. If payment of a Deferral Account, excluding the amounts accumulated under Appendix B and/or Appendix C did not commence prior to the Participant’s death, payments from that Deferral Account after the Participant’s death shall commence as soon as practicable after the March 1 following the date of the Participant’s death. To be valid, any such designation shall be in such form as the Plan Administrator may prescribe, and shall be filed with the Plan Administrator or its agent prior to the Participant’s death.

If at the time of a Participant’s death the Plan Administrator or its designated agent is not in possession of a fully effective designation of beneficiary, or if the designated beneficiary does not survive the Participant, the Participant’s beneficiary shall be the person or persons surviving in the first of the following classes in which there is a survivor, share and share alike:

(1)    The Participant’s spouse or domestic partner.

(1)
The Participant’s biological and adopted children, except that if any of his or her children predecease the Participant but leave descendants surviving the Participant, such descendants shall take by right of representation the share their parent would have taken if living.

(2)	The Participant’s parents.

(3)	The Participant’s brothers and sisters.

(4)	The Participant’s estate.

If a beneficiary survives the Participant but dies before receiving the balance of the Participant’s Deferral Accounts (or the beneficiary’s share of such Participant’s Deferral Accounts balance in the case of more than one beneficiary), that beneficiary’s share of the Participant’s Deferral Accounts shall be made to the beneficiary’s estate.

13.	Section 9(H) of the Plan is amended in its entirety to read in full as follows:

(H) Definitions Relating to Marital Status. For all purposes under this Plan, the following terms have the meanings assigned to them below

(1)
The term “spouse” means a person to whom the Participant is legally married at the relevant time under the laws of any U.S. or foreign jurisdiction having the legal authority to sanction marriages, including the common-law spouse of a Participant in a legally recognized common-law marriage. The term “spouse” does not include an individual who has entered into a registered domestic partnership, civil union or other similar formal relationship with a Participant recognized under the law of any U.S. or foreign jurisdiction that is not denominated as a marriage under the laws of that U.S. or foreign jurisdiction. Notwithstanding any provision of this Plan to the contrary, this provision shall be construed in accordance with Federal law.

(2)
The term “domestic partner” means a person who is not the spouse of the Participant as defined in subsection (1) of this section, but who at the relevant time is the Participant's significant other (together referred to as “partners”) with whom the Participant lives and shares financial responsibility. A domestic partner may be of the same gender as the Participant or of opposite gender. A person will be considered a domestic partner of the Participant if the person and the Participant are joined in a civil union (or other similar formal relationship) that is recognized as creating some or all of the rights of marriage under the laws of the state or country in which the union was created, but which is not denominated or recognized as marriage under the laws of that state or country. A person will be considered a domestic partner of the Participant if the Participant or other person can provide a domestic partnership certificate to the Plan Administrator from a city, county, state or country which offers the ability to register a domestic partnership. A person who is not joined in civil union (or similar formal relationship) and is not registered in a domestic partnership with the Participant will not be considered a domestic partner unless the Participant and/or domestic partner provide sufficient evidence to the Plan Administrator that all of the following requirements are satisfied:

(a)	The partners have shared a single, intimate, and committed relationship of mutual caring for at least six months and intend to remain in the relationship indefinitely.

(b)	The partners reside together in the same residence and have lived in a spouse-like relationship for at least six months.

(c)	The partners are not related by blood or a degree of closeness which would prohibit marriage under the law of the state in which they reside.

(d)	Neither partner is married to another person under federal, state, or common law, and neither has another domestic partner or is a member of another domestic partnership.

(e)    Each partner is mentally competent to consent or contract.

(f)    Both partners are at least 18 years of age.

(g)
The partners are financially interdependent, are jointly responsible for each other’s basic living expenses, and are able to provide documents proving at least three of the following situations to demonstrate such financial interdependence:

(i)	Joint ownership of real property or a common leasehold interest in real property.

(ii)     Common ownership of an automobile.

(iii)     Joint bank or credit accounts.

(iv)	A will which designates the other as primary beneficiary.

(v)	A beneficiary designation form for a retirement plan or life insurance policy signed and completed to the effect that one partner is a beneficiary of the other.

(i)	Designation of one partner as holding power of attorney for health care decisions for the other.

14.	The opening paragraph to Section 9(G) of the Plan is amended in its entirety to read as full as follows:

(G)    Withdrawals Due to Unforeseeable Emergency. Notwithstanding any provision of this Section 9 to the contrary, a Participant may withdraw all or a portion of the balance of the Participant’s Deferral Accounts, except the total amount accumulated pursuant to Appendix B and/Appendix C of the Plan, established for Deferral Years commencing on or after January 1, 2013 (the “eligible Deferral Accounts”) due to unforeseeable emergency, subject to the following:

15.	Section 9(I) of the Plan is amended in its entirety to read in full as follows:

(I)	Accounts Less Than Code §402(g) Threshold. Notwithstanding the foregoing provisions of this Section 9, if

(1)
the aggregate value of the Participant’s Deferral Accounts that are subject to the distribution rules in this Section 9, Appendix B and/or Appendix C of the Plan due to Separation from Service or death is less than the applicable dollar amount under Code §402(g)(1)(B) as of the end of the month following the Participant’s Separation from Service or death, and

(2)
a lump sum payment of the value referred to in (1) above would result in the termination and liquidation of the entirety of the Participant’s interest under the Plan and any other agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treas. Reg. §1.409A-1(c)(2), taking into account only such interests as are subject to Code §409A, then the value of the Deferral Accounts except the total amount accumulated pursuant to Appendix B and/or Appendix C of the Plan shall be distributed in a single lump sum on the date that the first payment would occur pursuant to the foregoing provisions of this Section 9. The total amount accumulated pursuant to Appendix B and/or Appendix C of the Plan shall be distributed in a single lump sum pursuant to Appendix B and/or Appendix C as applicable.